Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-3

Postal Realty Trust, Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate		Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities
Fees to be Paid	Equity	Class A common, par value $0.01 per share	(1)	457(o)		$	$14,015,953.00	0.0001381		$1,935.60				$
Carry Forward Securities
Carry Forward Securities	Equity	Unallocated (Universal) Shelf	(2)	415(a)(6)		$	$285,984,047.00		$		S-3	333-275134	10/30/2023		$27,070.35

Total Offering Amounts:							$300,000,000.00			1,935.60
Total Fees Previously Paid:										0.00
Total Fee Offsets:										0.00
Net Fee Due:										$1,935.60

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Offering Note(s)

(1)	The Registrant previously registered $500,000,000 in aggregate offering price of securities pursuant to the Registration Statement on Form S-3 (No. 333-275134) filed with the SEC on October 23, 2023 and declared effective on October 30, 2023 (the “2023 Registration Statement”). Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement $285,984,047 in aggregate offering price of securities that were initially registered under the 2023 Registration Statement and remain unsold (the “Unsold Securities”). The Registrant previously paid a filing fee of $27,070.35 with respect to the Unsold Securities (based on the filing fee rate in effect at the time of the filing of the 2023 Registration Statement). A filing fee of $1,935.60 with respect to the remaining $14,015,953 of securities registered hereunder is being paid herewith.
(2)	See Note 1.